UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2011
HARVEST NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-10762	77-0196707
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)
1177 Enclave Parkway, Suite 300
Houston, Texas 77077
(Address of principal executive offices) (Zip Code)
(281) 899-5700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition Assets.
     On March 21, 2011, Harvest (US) Holdings, Inc. (“Harvest (US) Holdings”), a wholly owned subsidiary Harvest Natural Resources, Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “Agreement”) with Newfield Production Company (“Newfield”). Under the Agreement, Harvest (US) Holdings agreed to sell all of its interest in approximately 47,600 net acres, and the related contracts, reserves, production, wells, pipelines, production facilities and other rights, title and interests, located in the Uintah Basin in Duchesne and Uintah Counties, Utah (the “Utah Properties”) to Newfield for an aggregate of $215.0 million in cash. The sale has an effective date of March 1, 2011.
     On May 17, 2011, the Company and Newfield closed the transactions contemplated by the Agreement. At the closing, Newfield paid Harvest (US) Holdings approximately $217.8 million, reflecting increases to the purchase price for customary adjustments and deductions for transaction related costs. The Company used approximately $62.1 million of the proceeds from the sale of the Utah Properties to repay certain indebtedness as described below.
     The foregoing description of the material terms of the Agreement is qualified in its entirety by reference to the Agreement, which is incorporated by reference to Exhibit 2.1 to our Form 8-K filed on March 25, 2011.
     The unaudited pro forma financial information, attached here as Exhibit 99.1, reflects the impact of the disposition of all the Utah Properties and the repayment of certain indebtedness on the operating results and financial position of the Company. See Notes to Unaudited Pro Forma Consolidated Financial Statements, Note 1 — Basis of Presentation.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     The proceeds from sale of the Utah Properties are considered an “Extraordinary Receipt” as defined in the Company’s Credit Agreement, dated as of October 28, 2010 (the “Credit Agreement”), between the Company and MSD Energy Investments Private II, LLC. Pursuant to the terms of the Credit Agreement, on May 17, 2011 the Company paid amounts outstanding under the Credit Agreement, including principal, accrued and unpaid interest thereon and a premium of 3.5% of the amount outstanding, or an aggregate of $62.1 million, with the net cash proceeds received from Newfield in connection with the sale of the Utah Properties.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In connection with the closing of the sale of the Utah Properties described in Item 2.01 of this Form 8-K, the Company will pay one-time special performance cash bonuses to certain employees, including the following officers in the following amounts:
James A. Edmiston — $200,000
Karl L. Nesselrode — $100,000

Patrick R. Oenbring — $500,000

Item 5.07	Submission of Matters to a Vote of Security Holders.
     On May 20, 2011, the Company held its Annual Meeting of Stockholders. There were 33,974,691 shares of Common Stock entitled to vote at the meeting and a total of 27,708,516 shares (81.56%) were represented at the meeting. The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:
1. Election of Directors:
Stephen D. Chesebro’
Votes in Favor: 20,141,644
Votes Against/Withheld: 279,043
Broker Non-Votes: 7,287,829
James A. Edmiston
Votes in Favor: 20,301,782
Votes Against/Withheld: 118,905
Broker Non-Votes: 7,287,829
Dr. Igor Effimoff
Votes in Favor: 20,000,894
Votes Against/Withheld: 419,793
Broker Non-Votes: 7,287,829
H. H. Hardee
Votes in Favor: 19,739,645
Votes Against/Withheld: 681,042
Broker Non-Votes: 7,287,829
Robert E. Irelan
Votes in Favor: 20,156,375
Votes Against/Withheld: 264,312
Broker Non-Votes: 7,287,829
Patrick M. Murray
Votes in Favor: 20,127,794
Votes Against/Withheld: 292,893
Broker Non-Votes: 7,287,829
J. Michael Stinson
Votes in Favor: 19,889,269
Votes Against/Withheld: 531,418
Broker Non-Votes: 7,287,829

2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year ended December 31, 2011:
Votes in Favor: 27,399,640
Against: 100,642
Abstentions: 208,234
Broker Non-Votes: -0-
3. To approve, on an advisory basis, the compensation of the Company’s management:
Votes in Favor: 18,973,956
Against: 1,200,682
Abstentions: 264,049
Broker Non-Votes: 7,287,829
4. To determine, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s management:
Votes for Every Year: 7,381,362
Votes for Every 2 Years: 10,032,295
Votes for Every 3 Years: 2,964,236
Abstentions: 42,794
Broker Non-Votes: 7,287,829
     As a result of the foregoing vote, at a meeting of the Board of Directors held immediately following the Annual Meeting, the Board determined that a stockholder vote on the compensation of executives shall be included in the Company’s proxy materials every two years until the next required vote on the frequency of stockholder votes on the compensation of executives.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
2.1	Purchase and Sale Agreement, dated March 21, 2011, between Harvest (US) Holdings, Inc. and Newfield Production Company (incorporated by reference to Exhibit 2.1 to our Form 8-K filed on March 25, 2011, File No. 1-10762).

99.1	Consolidated Pro Forma Financial Statements (Unaudited) reflecting the impact of the disposition of all the Utah Properties on the operating results of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2011	HARVEST NATURAL RESOURCES, INC.
	By:	/s/ Keith L. Head
Keith L. Head
Vice President and General Counsel

EXHIBIT INDEX
2.1	Purchase and Sale Agreement, dated March 21, 2011, between Harvest (US) Holdings, Inc. and Newfield Production Company (incorporated by reference to Exhibit 2.1 to our Form 8-K filed on March 25, 2011, File No. 1-10762).

99.1	Consolidated Pro Forma Financial Statements (Unaudited) reflecting the impact of the disposition of all the Utah Properties on the operating results of the Company.